Exhibit 99.1
Milacron Holdings Corp. Reports First Quarter 2019 Results

First quarter results met expectations and orders up 7% sequentially
2019 First Quarter Overview

•	Sales of $248.7 million decreased 13.9% on an as-reported basis and 10.5% on a constant currency basis

•	Orders of $275.3 million decreased 10.8% on an as-reported basis and 7.6% on a constant currency basis

•	Operating earnings (GAAP) increased 11.6% to $25.9 million; Adjusted EBITDA (non-GAAP) decreased 23.5% to $41.0 million

•	Diluted EPS (GAAP) increased 44.4% to $0.13; Diluted adjusted EPS (non-GAAP) decreased 30.8% to $0.27

•	Cash flow from operations of $(4.6) million decreased $16.3 million, driving free cash flow of $(22.4) million, a $34.9 million decrease versus $12.5 million from the prior year period

Cincinnati - April 30, 2019 - Milacron Holdings Corp. (“Milacron”) (NYSE: MCRN), a leading industrial technology company serving the plastic processing industry, today announced financial results for the first quarter ended March 31, 2019.

	Three Months Ended March 31,
In millions (except per share data)	2019	2018	Change	% Change (Constant Currency)
New orders	$275.3	$308.5	(10.8)%	(7.6)%
Sales	$248.7	$288.8	(13.9)%	(10.5)%
Operating earnings	$25.9	$23.2	11.6%
Adjusted EBITDA (1)	$41.0	$53.6	(23.5)%
% of sales	16.5%	18.6%	-210 bps
Diluted EPS	$0.13	$0.09	44.4%
Diluted adjusted EPS (1)	$0.27	$0.39	(30.8)%
Cash flow from operations	$(4.6)	$11.7	$(16.3)
Free cash flow (1)	$(22.4)	$12.5	$(34.9)
(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non- GAAP measure to its most directly comparable GAAP measure.
NMF - Not Meaningful
“Milacron's first quarter results were consistent with our expectations and the first half of 2019 is progressing as anticipated" said Milacron Chief Executive Officer, Tom Goeke. "Orders for the first quarter increased 7% when compared to the third quarter and fourth quarter of 2018 and our India equipment business continued to perform well with double digit constant currency sales growth over prior year. "

First Quarter Results
For the first quarter of 2019, sales of $248.7 million decreased 13.9% from sales of $288.8 million in the same period a year ago. Excluding the unfavorable effects of currency movements, organic sales for the first quarter of 2019 decreased 10.5% versus the prior year period. Operating earnings for the first quarter of 2019 increased 11.6% to $25.9 million compared to operating earnings of $23.2 million in the prior year period. Adjusted EBITDA for the first quarter of 2019 decreased 23.5% to $41.0 million, or 16.5% of sales, compared to Adjusted EBITDA of $53.6 million, or 18.6% of sales, in the prior year period. Net earnings from continuing operations totaled $9.2 million, or $0.13 per basic and diluted share, in the first quarter of 2019 compared to net earnings from continuing operations of $6.5 million, or $0.09 per basic and diluted share, in the prior year period. Adjusted Net Income totaled $19.1 million, or $0.27 per diluted share, in the first quarter of 2019 compared to Adjusted Net Income of $27.9 million, or $0.39 per diluted share, in the prior year period.

Segment Results
Melt Delivery & Control Systems (MDCS)
For the first quarter of 2019, sales were $100.0 million compared to sales of $116.5 million in the same period a year ago. Excluding $4.6 million of unfavorable effects of currency movements, sales decreased 10.2% over the prior year period. Operating earnings for the first quarter of 2019 decreased 31.1% to $18.4 million compared to operating earnings of $26.7 million in the prior year period. Adjusted EBITDA for the first quarter of 2019 decreased 32.5% to $25.8 million, or 25.8% of sales, from Adjusted EBITDA of $38.2 million, or 32.8% of sales, in the prior year period.
Fluid Technologies
For the first quarter of 2019, sales were $29.3 million compared to sales of $32.0 million in the same period a year ago. Excluding $1.5 million of unfavorable effects of currency movements, sales decreased 3.8% over the prior year period. Operating earnings for the first quarter of 2019 decreased 10.0% to $5.4 million compared to operating earnings of $6.0 million in the prior year period. Adjusted EBITDA for the first quarter of 2019 decreased 9.9% to $6.4 million, or 21.8% of sales, from Adjusted EBITDA of $7.1 million, or 22.2% of sales, in the prior year period.
Advanced Plastic Processing Technologies (APPT)
During the first quarter of 2019, the Company evaluated its blow molding business and concluded that it qualifies as a discontinued operation in accordance with U.S. GAAP. This is a result of the Company considering whether it would retain the blow molding business or exit it. The operating results and cash flows related to the blow molding business have been reflected as discontinued operations in the Company's Condensed Consolidated Statements of Operations and Condensed Consolidated Statements of Cash Flows for all periods presented, while the assets and liabilities that may be sold have been reflected as assets and liabilities held for sale for the current and prior periods in the Company's Condensed Consolidated Balance Sheets.

For the first quarter of 2019, sales were $119.4 million compared to sales of $140.3 million in the same period a year ago. Excluding $3.8 million of unfavorable effects of currency movements, sales decreased 12.2% over the prior year period. Operating earnings for the first quarter of 2019 increased 348.1% to $12.1 million compared to operating earnings of $2.7 million in the prior year period. Adjusted EBITDA for the first quarter of 2019 decreased 9.3% to $14.7 million, or 12.3% of sales, from Adjusted EBITDA of $16.2 million, or 11.5% of sales, in the prior year period.
Additional Financial Information

Milacron ended the first quarter of 2019 with cash and cash equivalents of $150.0 million and total debt, excluding unamortized discount and debt issuance costs, of $835.6 million, resulting in net debt of $685.6 million and a net total leverage ratio of 3.3x.

Conference Call
Milacron will host a conference call to discuss its first quarter 2019 financial results at 8 a.m. Eastern Time on April 30, 2019. The live webcast of the call can be accessed at the Milacron Investor Relations website at http://investors.milacron.com, along with the company's earnings press release and related presentation materials. The U.S. dial-in for the call is 1-877-407-8037 (1-201-689-8037 for non-U.S. callers). A replay of the conference call will be available until May 14, 2019 at 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Milacron Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-660-6853 (1-201-612-7415). The replay access code is 13689670.
About Milacron
Milacron is a global leader in the manufacture, distribution and service of highly engineered and customized systems within the plastic technology and processing industry. Milacron is the only global company with a full-line product portfolio that includes hot runner systems, injection molding, blow molding, mold components and extrusion equipment plus a wide market range of advanced fluid technologies.

Forward-Looking Statements
This press release contains forward-looking statements. The words “believe,” “expect,” “anticipate,” "plan," “intend,” "should," “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. Except as required by law, Milacron undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to demand for our products being significantly affected by general economic conditions, any decline in the use of plastic, the competitiveness of the industries in which we operate and the financial resources of our competitors, our ability to successfully develop and implement strategic initiatives to increase cost savings and improve operating margins and the other risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 28, 2019, and other SEC filings, copies of which are available free of charge on our website at investors.milacron.com.

Non-GAAP Financial Measures

We prepare our financial statements in conformity with United States generally accepted accounting principles ("U.S. GAAP"). To supplement this information, we also use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Free Cash Flow, Pro forma Net Sales and Pro forma New Orders. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA

Adjusted EBITDA represents net income before interest expense, taxes, depreciation and amortization, as further adjusted for the other items reflected in the reconciliation table set forth below. Adjusted EBITDA is a measure used by management to measure operating performance. Adjusted EBITDA is not a presentation made in accordance with U.S. GAAP, is not a measure of financial condition or profitability, and should not be considered as an alternative to net earnings (loss) determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP or any other performance measure derived in accordance with U.S. GAAP and should not be construed as an inference that our future results will be unaffected by unusual non-recurring items. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not include certain cash requirements such as interest payments, tax payments, debt service requirements and certain other cash costs that may recur in the future.

We view Adjusted EBITDA as a key measure of our performance. We present Adjusted EBITDA not only due to its importance for purposes of our credit agreements but also because it assists us in comparing our performance across reporting periods on a consistent basis as it excludes items that we do not believe are indicative of our core operating performance. Our management uses Adjusted EBITDA:

•	as a measurement used in evaluating our consolidated and segment-level operating performance on a consistent basis;

•	to calculate incentive compensation for our employees;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to evaluate the performance and effectiveness of our operational strategies; and

•	to assess compliance with various metrics associated with our debt agreements.

We believe that the inclusion of Adjusted EBITDA is useful to provide additional information to investors about certain material non-cash items as well as items considered to be one-time or non-recurring to the operations of the business. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. Adjusted EBITDA is calculated as net earnings (loss) before income tax expense, interest expense, net, depreciation and amortization further adjusted to exclude other items as reflected in the reconciliation table below.

In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by usual or non-recurring items. Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted EBITDA only supplementary.

Adjusted Net Income

Adjusted Net Income measures our operating performance by adjusting net earnings (loss) to exclude amortization expense, non-cash currency effect on intercompany loans, organizational redesign costs, long-term equity awards, acquisition integration costs, professional services and certain other non-recurring items. Management uses this measure to evaluate our core operating results as it excludes certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business, but includes certain items such as depreciation, interest expense and interest tax expense, which are otherwise excluded from Adjusted EBITDA. We believe the presentation of Adjusted Net Income enhances our investors’ overall understanding of the financial performance and cash flow of our business. You should not consider Adjusted Net Income as an alternative to net earnings (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance.

Adjusted Diluted Earnings Per Share

Adjusted Diluted Earnings Per Share is defined as Adjusted Net Income divided by diluted weighted-average shares outstanding. We believe Adjusted Diluted Earnings Per Share is useful to investors because it measures our operating performance, on a per share basis, by adjusting net earnings (loss), on a per share basis, to exclude amortization expense, non-cash currency effect on intercompany loans, organizational redesign costs, long-term equity awards, acquisition integration costs, professional services and certain other non-recurring items. We believe the presentation of Adjusted Diluted Earnings Per Share enhances our investors’ overall understanding of the financial performance and cash flow of our business. You should not consider Adjusted Diluted Earnings Per Share as an alternative to earnings per share, determined in accordance with U.S. GAAP, as an indicator of operating performance.

Free Cash Flow

Free Cash Flow is defined as cash provided by operating activities, plus proceeds from disposals of property and equipment, plus proceeds from sale-leaseback financing less cash used in additions to property and equipment. We believe Free Cash Flow is useful to investors because it measures the operating cash flow of the Company, excluding the capital that is spent to continue and improve business operations, such as investment in the Company's existing business. Further, Free Cash Flow provides an indication of the ongoing cash that is available for debt repayment, returning capital to shareholders and other opportunities. We also believe the presentation of this measure enhances investors' ability to analyze trends in the business and evaluate the Company's underlying performance relative to other companies in the industry. Limitations associated with the use of Free Cash Flow include that it does not represent the residual cash flow available for discretionary expenditures as it does not incorporate certain cash payments including payments made on the Company's indebtedness or cash payments for business acquisitions. You should not consider Free Cash Flow as an alternative to similar metrics, determined in accordance with U.S. GAAP, as an indicator of operating performance.

Pro forma Net Sales
Pro forma Net Sales is defined as net sales excluding net sales directly attributable to certain product lines which have been discontinued or eliminated through plant closures. We present Pro forma Net Sales to facilitate comparisons of reported net sales from period to period. We believe the presentation of Pro forma Net Sales enhances our investors’ overall understanding of the financial performance of our business. You should not consider Pro forma Net Sales as an alternative to net sales, determined in accordance with U.S. GAAP, as an indicator of operating performance.
Pro forma New Orders
Pro forma New Orders is defined as new orders excluding orders directly attributable to certain product lines which have been discontinued or eliminated through plant closures. We present Pro forma New Orders to facilitate comparisons of reported new orders from period to period. We believe the presentation of Pro forma New Orders enhances our investors’ overall understanding of the financial performance of our business. You should not consider Pro forma New Orders as an alternative to new orders as an indicator of operating performance.

Contacts:

For more information, contact:

Investor Relations Contact:
Bruce Chalmers
Bruce_Chalmers@milacron.com
513-487-5014

Media Contact:
Michael Crawford
Michael_Crawford@milacron.com
905-877-0185 ext. 521

MILACRON HOLDINGS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2019 (Unaudited)	December 31, 2018
	(in millions)
Assets
Current assets:
Cash and cash equivalents	$150.0	$184.0
Accounts receivable, net	149.6	146.3
Inventories, net:
Raw materials	80.6	73.2
Work-in-process	52.1	46.7
Finished products	120.4	118.6
Total inventories	253.1	238.5
Prepaid and other current assets	47.5	49.1
Current assets held for sale	65.0	36.9
Total current assets	665.2	654.8
Property and equipment, net	208.2	215.7
Operating lease assets	34.2	—
Goodwill	520.3	513.2
Intangible assets, net	291.0	292.7
Other noncurrent assets	25.4	29.1
Held for sale	—	27.0
Total assets	$1,744.3	$1,732.5
Liabilities and shareholders’ equity
Current liabilities:
Short-term borrowings	$3.1	$5.8
Accounts payable	106.3	116.8
Advanced billings and deposits	43.6	38.9
Accrued salaries, wages and other compensation	22.1	24.0
Other current liabilities	67.1	66.0
Current liabilities held for sale	15.8	14.9
Total current liabilities	258.0	266.4
Long-term debt and capital lease obligations	824.3	829.0
Deferred income tax liabilities	57.5	57.5
Accrued pension liabilities	27.2	27.6
Operating lease liabilities	26.4	—
Other noncurrent accrued liabilities	13.9	25.2
Total liabilities	1,207.3	1,205.7
Shareholders’ equity:
Preferred stock	—	—
Common stock	0.7	0.7
Capital in excess of par value	698.1	693.5
Treasury stock	(7.2)	(3.5)
Retained deficit	(29.3)	(29.0)
Accumulated other comprehensive loss	(125.3)	(134.9)
Total shareholders’ equity	537.0	526.8
Total liabilities and shareholders’ equity	$1,744.3	$1,732.5

MILACRON HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(in millions, except share and per share data)
Net sales	$248.7	$288.8
Cost of sales	163.9	188.9
Manufacturing margins	84.8	99.9
Operating expenses:
Selling, general and administrative expenses	54.1	62.1
Amortization expense	5.6	6.3
(Gain) loss on currency translation	(0.7)	0.7
Other (income) expense, net	(0.1)	7.6
Total operating expenses	58.9	76.7
Operating earnings	25.9	23.2
Interest expense, net	9.5	10.7
Loss on debt extinguishment	—	0.3
Other non-operating expenses	0.2	0.3
Earnings from continuing operations before income taxes	16.2	11.9
Income tax expense	7.0	5.4
Net earnings from continuing operations	9.2	6.5
Loss from discontinued operations (net of income taxes)	(10.0)	(0.6)
Net (loss) earnings	$(0.8)	$5.9

Weighted-average shares outstanding:
Basic	69,996,588	69,215,457
Diluted	71,173,481	71,523,326

Earnings (loss) per share:
Basic:
Net earnings from continuing operations	$0.13	$0.09
Loss from discontinued operations	(0.14)	(0.01)
Net (loss) earnings	$(0.01)	$0.08
Diluted:
Net earnings from continuing operations	$0.13	$0.09
Loss from discontinued operations	(0.14)	(0.01)
Net (loss) earnings	$(0.01)	$0.08

MILACRON HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2019	2018
	( in millions)
Operating activities from continuing operations
Net (loss) earnings	$(0.8)	$5.9
Loss from discontinued operations (net of income taxes)	10.0	0.6
Adjustments to reconcile net (loss) earnings from continuing operations to net cash (used in) provided by operating activities from continuing operations:
Depreciation and amortization	11.9	13.2
Unrealized (gain) loss on currency translation of intercompany advances	(1.7)	0.2
Amortization of deferred financing costs	0.6	0.7
Loss on debt extinguishment	—	0.3
Non-cash stock-based compensation expense	3.3	2.7
Deferred income taxes	(1.2)	1.1
Changes in assets and liabilities:
Accounts receivable	(3.0)	3.2
Inventories	(13.7)	(13.0)
Prepaid and other current assets	1.1	(4.6)
Accounts payable	(8.8)	(1.9)
Advanced billings and deposits	4.5	11.8
Other current liabilities	(7.2)	(9.1)
Other noncurrent assets	0.9	0.7
Other noncurrent accrued liabilities	(0.5)	(0.1)
Net cash (used in) provided by operating activities from continuing operations	(4.6)	11.7
Investing activities from continuing operations
Purchases of property and equipment	(18.0)	(7.2)
Proceeds from disposals of property and equipment	0.2	8.0
Net cash (used in) provided by investing activities from continuing operations	(17.8)	0.8
Financing activities from continuing operations
Payments on long-term debt and capital lease obligations (original maturities longer than 90 days)	(5.0)	(25.0)
Net decrease in short-term borrowings (original maturities of 90 days or less)	(2.8)	(0.1)
Proceeds from exercise of stock options	1.3	2.8
Purchase of treasury stock	(3.7)	—
Net cash used in financing activities from continuing operations	(10.2)	(22.3)
Cash used in continuing operations	(32.6)	(9.8)
Cash used in discontinued operations
Operating cash flows	(2.6)	(4.1)
Investing cash flows	(0.2)	(0.1)
Total cash used in discontinued operations	(2.8)	(4.2)
Effect of exchange rate changes on cash	1.4	2.8
Decrease in cash and cash equivalents	(34.0)	(11.2)
Cash and cash equivalents at beginning of period	184.0	187.9
Cash and cash equivalents at end of period	$150.0	$176.7

MILACRON HOLDINGS CORP.

SALES BY BUSINESS SEGMENT
(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(in millions)
Sales by segment:
Advanced Plastic Processing Technologies	$119.4	$140.3
Melt Delivery and Control Systems	100.0	116.5
Fluid Technologies	29.3	32.0
Total	$248.7	$288.8

MILACRON HOLDINGS CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(in millions)
Net (loss) earnings	$(0.8)	$5.9
Loss from discontinued operations (net of income taxes)	10.0	0.6
Amortization expense	5.6	6.3
Currency effect on intercompany advances (a)	(1.6)	0.5
Organizational redesign costs (b)	1.1	12.0
Long-term equity awards (c)	3.2	2.8
Debt costs	—	0.3
Professional services (d)	0.7	1.7
Tax adjustments (e)	0.9	(2.7)
Other	—	0.5
Adjusted Net Income	$19.1	$27.9
Income tax expense (e)	6.1	8.1
Interest expense, net	9.5	10.7
Depreciation expense	6.3	6.9
Adjusted EBITDA	$41.0	$53.6

(a)
Non-cash currency effect on intercompany advances primarily relates to advances denominated in foreign currencies. The most significant exposure relates to the Canadian dollar and the Czech koruna pursuant to intercompany advances within the MDCS and Corporate segments, respectively.

(b)	Organizational redesign costs in the three months ended March 31, 2018 primarily included $8.1 million for termination costs as a result of eliminated positions.

(c)
Long-term equity awards include the charges associated with stock-based compensation awards granted to certain members of management and independent directors in the three months ended March 31, 2019 and 2018.

(d)	Professional fees in the three months ended March 31, 2019 and 2018 included $0.7 million and $1.7 million, respectively, of costs for strategic organizational initiatives.

(e)
Tax adjustments primarily include the tax expense (benefit) associated with reconciling net (loss) earnings to Adjusted Net Income and reflects the impact to the quarterly tax provision utilizing the annual effective tax recomputed with anticipated tax rate reductions that have not been recognized for U.S. GAAP purposes as the Company is awaiting regulatory approval. The reductions have historically been approved although there are no guarantees that the regulatory authorities will accept the Company's applications.

MILACRON HOLDINGS CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

	Three Months Ended March 31,
	2019	2018
	(in millions)
Operating earnings (loss):
APPT	$12.1	$2.7
MDCS	18.4	26.7
Fluids	5.4	6.0
Corporate	(10.0)	(12.2)
Total operating earnings	25.9	23.2
Other non-operating expenses	(0.2)	(0.3)
Adjustments to operating earnings:
APPT Adjustments:
Depreciation and amortization	2.7	3.3
Organizational redesign costs (b)	0.1	9.9
Professional services (d)	—	0.1
Other	—	0.5
Total APPT Adjustments	2.8	13.8
MDCS Adjustments:
Depreciation and amortization	7.8	8.5
Currency effect on intercompany advances (a)	(1.0)	1.7
Organizational redesign costs (b)	0.6	1.3
Total MDCS Adjustments	7.4	11.5
Fluids Adjustments:
Depreciation and amortization	1.0	1.1
Total Fluids Adjustments	1.0	1.1
Corporate Adjustments:
Depreciation and amortization	0.4	0.3
Currency effect on intercompany advances (a)	(0.6)	(1.2)
Organizational redesign costs (b)	0.4	0.8
Long-term equity awards (c)	3.2	2.8
Professional services (d)	0.7	1.6
Total Corporate Adjustments	4.1	4.3
Adjusted EBITDA:
APPT	14.7	16.2
MDCS	25.8	38.2
Fluids	6.4	7.1
Corporate	(5.9)	(7.9)
Total Adjusted EBITDA	$41.0	$53.6

(a)
Non-cash currency effect on intercompany advances primarily relates to advances denominated in foreign currencies. The most significant exposure relates to the Canadian dollar and the Czech koruna pursuant to intercompany advances within the MDCS and Corporate segments, respectively.

(b)	Organizational redesign costs in the three months ended March 31, 2018 included $7.9 million for termination costs as a result of eliminated positions in APPT.

(c)
Long-term equity awards in Corporate include the charges associated with stock-based compensation awards granted to certain members of management and independent directors during the three months ended March 31, 2019 and 2018.

(d)	Professional fees incurred by Corporate in the three months ended March 31, 2019 and 2018 included $0.7 million and $1.6 million, respectively, of costs for strategic organizational initiatives.

MILACRON HOLDINGS CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of Adjusted Diluted Earnings Per Share:

	Three Months Ended March 31,
	2019	2018
	(in millions, except per share data)
GAAP diluted (loss) earnings per share	$(0.01)	$0.08
Loss from discontinued operations (net of income taxes)	0.14	0.01
Amortization expense	0.08	0.09
Currency effect on intercompany advances	(0.02)	0.01
Organizational redesign costs	0.02	0.17
Long-term equity awards	0.04	0.04
Professional services	0.01	0.02
Tax adjustments	0.01	(0.04)
Other	—	0.01
Adjusted diluted earnings per share	$0.27	$0.39

Reconciliation of Free Cash Flow:

	Three Months Ended March 31,
	2019	2018
	(in millions)
Cash (used in) provided by operating activities	$(4.6)	$11.7
Proceeds from disposals of property and equipment	0.2	8.0
Purchases of property and equipment	(18.0)	(7.2)
Free cash flow	$(22.4)	$12.5

MILACRON HOLDINGS CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of Pro forma Net Sales:

	Three Months Ended March 31,
	2019	2018
	(in millions)
Net sales	$248.7	$288.8
Adjustments to net sales (a)	(0.6)	(9.2)
Pro forma Net Sales	$248.1	$279.6

(a)
Adjustments to net sales include net sales directly attributable to certain product lines which have been discontinued or eliminated through plant closures. Adjustments for the periods presented include our European Injection equipment and Systems businesses.

Reconciliation of Pro forma Net Sales - APPT segment:

	Three Months Ended March 31,
	2019	2018
	(in millions)
Net sales - APPT segment	$119.4	$140.3
Adjustments to net sales (a)	(0.6)	(9.2)
Pro forma Net Sales - APPT segment	$118.8	$131.1

(a)
Adjustments to net sales include net sales directly attributable to certain product lines which have been discontinued or eliminated through plant closures. Adjustments for the periods presented include our European Injection equipment and Systems businesses.

Reconciliation of Pro forma New Orders:

	Three Months Ended March 31,
	2019	2018
	(in millions)
New orders	$275.3	$308.5
Adjustments to new orders (a)	(1.5)	(8.3)
Pro forma New Orders	$273.8	$300.2

(a)
Adjustments to new orders include new orders directly attributable to certain product lines which have been discontinued or eliminated through plant closures. Adjustments for the periods presented include our European Injection equipment and Systems businesses.